UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 8, 2005

INTEGRA BANK CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana 47705-0868 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(812) 464-9677

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     At a meeting held on February 8, 2005, the Compensation Committee of the Board of Directors of Integra Bank Corporation (the “Company”) established the annual objectives for the 2005 plan year under the Company’s 2003 Executive Annual and Long-Term Incentive Plan (the “Plan”) for the following named executive officers (as reported in the Company’s 2004 proxy statement): Michael T. Vea, Archie M. Brown and Martin M. Zorn. The annual objectives for the plan year ended December 31, 2005 are: earnings per share, credit quality and four to five individual strategic drivers set for each executive. As provided in the Plan, 40% of any bonus earned for the 2005 plan year will be deferred for payment until completion of the 2006 plan year contingent upon achievement of certain long-term goals. A copy of the Plan was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-Q for the quarter ended June 30, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2005

INTEGRA BANK CORPORATION
By:	/s/ Michael T. Vea
Chairman, President and
Chief Executive Officer